                                                                  Exhibit H-5.4
                                                                    Page 1 of 2


CONECTIV ENERGY HOLDING
PROJECTION
CASH FLOW

                                                                                Quarter Ending
                                                       ----------------------------------------------------------------
                                                       3/31/2002     6/30/2002      9/30/2002    12/31/2002        2003
                                                       ---------     ---------      ---------    ----------        ----

Net Income                                                  *             *              *             *              *
Other                                                       *             *              *             *              *
Net Cash From Operations                                    *             *              *             *              *

Capital Expenditures                                        *             *              *             *              *
Sale of Assets                                              *             *              *             *              *
Net Cash Used in Investing                                  *             *              *             *              *

Money Pool Borrowing                                        *             *              *             *              *
Construction Loan                                           *             *              *             *              *
Long-Term Debt                                              *             *              *             *              *
Securitization Debt                                         *             *              *             *              *
APIC - Common Stock                                         *             *              *             *              *
Preferred Stock                                             *             *              *             *              *
Preferred Dividends                                         *             *              *             *              *
Common Dividends                                            *             *              *             *              *
Net Cash Provided by Financing                              *             *              *             *              *

Net Change in Cash                                          *             *              *             *              *

Cash & Cash Equivalents                      *              *             *              *             *              *


FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                  Exhibit H-5.4
                                                                    Page 2 of 2

CONECTIV ENERGY HOLDING
PROJECTION
CAPITALIZATION


                                      12/31/2001     3/31/2002      6/30/2002     9/30/2002    12/31/2002       2003
                                      ----------     ---------      ---------     ---------    ----------       ----
MONEY POOL                                 *             *              *             *             *             *
CONSTRUCTION LOAN                          *             *              *             *             *             *
LONG-TERM DEBT                             *             *              *             *             *             *
                                      --------------------------------------------------------------------------------
TOTAL DEBT                                 *             *              *             *             *             *
                                           *             *              *             *             *             *
PREFERRED STOCK                            *             *              *             *             *             *
                                           *             *              *             *             *             *
COMMON STOCK & APIC                        *             *              *             *             *             *
RETAINED EARNINGS                          *             *              *             *             *             *
                                      --------------------------------------------------------------------------------
COMMON EQUITY                              *             *              *             *             *             *
                                      --------------------------------------------------------------------------------
TOTAL CAPITALIZATION                       *             *              *             *             *             *
                                      ================================================================================


TOTAL DEBT                                 *             *              *             *             *             *
PREFERRED STOCK                            *             *              *             *             *             *
COMMON EQUITY                              *             *              *             *             *             *
                                      --------------------------------------------------------------------------------
TOTAL CAPITALIZATION                       *             *              *             *             *             *
                                      =================================================================================

FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.